SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2018

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02, the information included at Item 8.01 below is incorporated herein by reference.

Mr. Jeffrey Ott resigned as a director of ClearSign Combustion Corporation (the “Company”) on October 1, 2018. Mr. Ott resigned for personal reasons and not due to any disagreement relating to the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On October 1, 2018, the Company issued a press release announcing the retirement of Mr. Stephen Pirnat as the Company’s Chief Executive Officer and President and the resignation of Mr. Ott from the Company’s Board of Directors. The press release is included as Exhibit 99.1 to this Current Report and is incorporated by reference in its entirety into this Item 7.01.

The press release is furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the press release shall not be incorporated by reference into any filing the Company makes regardless of general incorporation language in the filing, unless expressly incorporated by reference in such filing.

Item 8.01	Other Events.

Mr. Stephen E. Pirnat, the Company’s Chief Executive Officer and President, has indicated that he intends to retire and will not, therefore, extend the term of his employment, which is due to expire on December 31, 2018. The Company has retained the services of a nationally recognized search firm and an active search for a successor is underway. Mr. Pirnat has agreed to continue his duties, if requested, to ensure a smooth transition.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release issued October 1, 2018.

Exhibit Index

Exhibit 99.1	Press Release issued October 1, 2018. (Furnished herewith.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2018

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Brian G. Fike
Brian G. Fike
Interim Chief Financial Officer